Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107152) and on Forms S-8 (No. 333-107525, No. 333-90045, No. 333-77943, No. 333-33038, No. 333-39396, No. 333-67692 and No. 333-70334) of Autobytel Inc. of our report dated March 10, 2004 relating to the consolidated financial statements and financial statement schedule as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Orange County, California

March 10, 2004